CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-216946 on Form S-8 and Registration Statement No. 333-224824 on Form S-3ASR of our reports dated February 28, 2019, relating to the consolidated financial statements of ProPetro Holding Corp., and Subsidiary, and the effectiveness of ProPetro Holding Corp. and Subsidiary’s internal control over financial reporting appearing in this Annual Report on Form 10-K of ProPetro Holding Corp. for the year ended December 31, 2018.

/S/ DELOITTE & TOUCHE LLP
Houston, Texas
February 28, 2019